As filed with the Securities and Exchange Commission on December 28, 2000
                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ---------------------
                                   FORM S-4

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

                             AOL TIME WARNER INC.
            (Exact name of registrant as specified in its Charter)
                             ---------------------

   Delaware                    7370                    13-4099534
(State or other          (Primary Standard          (I.R.S. Employer
jurisdiction of             Industrial            Identification Number)
of incorporation          Classification
or organization)           Code Number)

                             75 Rockefeller Plaza
                           New York, New York 10019
                                (212) 484-8000
             (Address, including Zip Code, and Telephone Number,
      including Area Code, of Registrant's Principal Executive Offices)

                                Gerald M. Levin
                            Chief Executive Officer
                             AOL Time Warner Inc.
                             75 Rockefeller Plaza
                           New York, New York 10019
                                (212) 484-8000
           (Name, Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for Service)

                                  Copies to:

        Paul T. Cappuccio, Esq.         Jonathan L. Kravetz, Esq.
        Sheila A. Clark, Esq.           Peter S. Lawrence, Esq.
        Brenda C. Karickhoff, Esq.      Michael L. Fantozzi, Esq.
        America Online, Inc.            Mintz, Levin, Cohn, Ferris,
        22000 AOL Way                   Glovsky and Popeo, P.C.
        Dulles, VA 20166                One Financial Center
        (703) 265-1000                  Boston,  MA 02111
                                        (617) 542-6000

        Richard I. Beattie, Esq.        Christopher P. Bogart, Esq.
        Philip T. Ruegger III, Esq.     Spencer B. Hays, Esq.
        Simpson Thacher & Bartlett      Thomas W. McEnerney, Esq.
        425 Lexington Avenue            Time Warner Inc.
        New York, NY  10017             75 Rockefeller Plaza
        (212) 455-2000                  New York, NY 10019
                                        (212) 484-8000

                        Faiza J. Saeed, Esq.
                        Cravath, Swaine & Moore
                        Worldwide Plaza
                        825 Eighth Avenue
                        New York, NY 10019
                        (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger related hereto have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] Registration No. 333-30184.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================
                                               Proposed Maximum    Aggregate    Amount of
  Title of each Class of        Amount to be   Offering Price      Offering    Registration
Securities to be Registered    Registered (1)  Per Share           Price (2)     Fee (2)
Common stock, $0.01 par
value per share...............  94,790,746     Not Applicable   $2,901,570,000   $725,393

============================================================================================


(1) Represents the number of additional shares of Registrant's common stock expected to be issued to holders of (a) common stock, $0.01 par value per share, of America Online, Inc. and (b) common stock, $0.01 par value per share, of Time Warner Inc. pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2000 (the "Merger Agreement"), among the Registrant, America Online, Inc., Time Warner Inc., America Online Merger Sub Inc. and Time Warner Merger Sub Inc., as described in the Registration Statement on Form S-4 (File No. 333-30184) filed by the Registrant. In connection with the filing of that Registration Statement, 4,292,420,318 shares of Registrant capital stock, including 4,115,782,406 shares of common stock, were registered with the Securities and Exchange Commission and Registrant paid a fee of $61,709,522.71. The total number of shares of AOL Time Warner common stock to be issued pursuant to the Merger Agreement is now expected not to exceed 4,210,573,152 shares. No additional fee is due on 14,540,746 shares of AOL Time Warner common stock as they were issued upon the conversion of Time Warner preferred stock and the fee for such shares has been previously paid.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f) based on the average of the high and low sale prices for shares of common stock of each of America Online, Inc. and Time Warner Inc. on the New York Stock Exchange on December 21, 2000: (a) America Online common stock, 63,000,000 shares, multiplied by average price, $36.09; plus (b) Time Warner common stock, 11,500,000 shares, multiplied by average price, $54.60.

                               EXPLANATORY NOTE

     This Registration Statement is being filed by AOL Time Warner Inc. pursuant to General Instruction K to Form S-4 Registration Statement and Rule 462(b) issued under the Securities Act of 1933, as amended, solely to register an additional number of shares of the common stock of AOL Time Warner Inc. for issuance pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2000 (the "Merger Agreement"), among AOL Time Warner Inc., America Online, Inc., Time Warner Inc., America Online Merger Sub Inc. and Time Warner Merger Sub Inc.

     AOL Time Warner previously registered a total of 4,292,420,318 shares of its capital stock, including 4,115,782,406 shares of common stock, for issuance pursuant to the Merger Agreement by means of the currently effective Registration Statement on Form S-4 (File No. 333-30184) and Registrant paid a fee of $61,709,522.71. The total number of shares of AOL Time Warner common stock to be issued pursuant to the Merger Agreement is now expected not to exceed 4,210,573,152 shares. No additional fee is due on 14,540,746 shares of AOL Time Warner common stock as they were issued upon the conversion of Time Warner preferred stock and the fee for such shares has been previously paid.

     The contents of the prior Registration Statement on Form S-4 (SEC File No. 333-30184) are hereby incorporated by reference into this Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

     (a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.                Description

5.1         Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            regarding legality of securities being registered.

8.1         Opinion of Simpson Thacher & Bartlett regarding certain U.S.
            income tax aspects of the merger.

8.2 Opinion of Cravath, Swaine & Moore regarding certain U.S. income tax aspects of the merger.

23.1        Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.2        Consents of Ernst & Young LLP.

23.3        Consent of Cravath, Swaine & Moore.

23.4        Consent of Simpson Thacher & Bartlett.

23.5        Consent of Salomon Smith Barney Inc.

23.6        Consent of Morgan Stanley & Co. Incorporated.

24.1 Powers of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

99.1        Opinion of Salomon Smith Barney Inc.

99.2 Opinion of Morgan Stanley & Co. Incorporated (which is incorporated herein by reference to Exhibit 99.2 of Amendment No. 1 to AOL Time Warner's Registration Statement on Form S-4 filed on March 24, 2000 (SEC File No. 333-30184)).

99.3 Consent of Stephen M. Case to be named as a director (which is incorporated herein by reference to Exhibit 99.5 to AOL Time Warner's Registration Statement on Form S-4 filed on February 11, 2000 (SEC File No. 333-30184)).

99.4        Consent of R.E. Turner to be named a director.

99.5        Consent of Gerald M. Levin to be named a director.

99.6 Consent of Robert W. Pittman to be named a director (which is incorporated herein by reference to Exhibit 99.8 to AOL Time Warner's Registration Statement on Form S-4 filed on February 11, 2000 (SEC File No. 333-30184)).

99.7        Consent of Richard D. Parsons to be named a director.

99.8 Consent of Kenneth J. Novack to be named a director (which is incorporated herein by reference to Exhibit 99.12 of Amendment No. 3 to AOL Time Warner's Registration Statement on Form S-4 filed on May 18, 2000 (SEC File No. 333-30184)).

99.9        Consent of Stephen F. Bollenbach to be named a director.

99.10       Consent of Carla A. Hills to be named a director.

99.11       Consent of Reuben Mark to be named a director.

99.12       Consent of Michael A. Miles to be named a director.

99.13       Consent of Francis T. Vincent, Jr. to be named a director.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 28, 2000.

                                        AOL Time Warner Inc.


                                        By: /s/ J. Michael Kelly
                                            ---------------------------------
                                            Name:  J. Michael Kelly
                                            Title: Executive Vice President
                                                   and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Michael Kelly, Paul T. Cappuccio, Christopher P. Bogart and Richard J. Bressler and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their of his substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    Signature                      Title                         Date


/s/ Gerald M. Levin              Chief Executive Officer    December 28, 2000
-----------------------------     (principal executive
Gerald M. Levin                   officer)


/s/ J. Michael Kelly             Chief Financial Officer,   December 28, 2000
-----------------------------     Executive Vice President
J. Michael Kelly                  (principal financial and
                                  accounting officer) and
                                  Director

/s/ Christopher P. Bogart
-----------------------------    Vice President and         December 28, 2000
Christopher P. Bogart             Director


/s/ Richard J. Bressler
-----------------------------    Director                   December 28, 2000
Richard J. Bressler


/s/ Paul T. Cappuccio
-----------------------------    Vice President and         December 28, 2000
Paul T. Cappuccio                 Director

                                 EXHIBIT INDEX

Exhibit No.                Description

5.1         Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            regarding legality of securities being registered.

8.1         Opinion of Simpson Thacher & Bartlett regarding certain U.S.
            income tax aspects of the merger.

8.2 Opinion of Cravath, Swaine & Moore regarding certain U.S. income tax aspects of the merger.

23.1        Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.2        Consents of Ernst & Young LLP.

23.3        Consent of Cravath, Swaine & Moore.

23.4        Consent of Simpson Thacher & Bartlett.

23.5        Consent of Salomon Smith Barney Inc.

23.6        Consent of Morgan Stanley & Co. Incorporated.

24.1 Powers of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

99.1        Opinion of Salomon Smith Barney Inc.

99.2 Opinion of Morgan Stanley & Co. Incorporated (which is incorporated herein by reference to Exhibit 99.2 of Amendment
            No. 1 to AOL Time Warner's Registration Statement on Form S-4 filed on March 24, 2000 (SEC File No. 333-30184)).

99.3 Consent of Stephen M. Case to be named as a director (which is incorporated herein by reference to Exhibit 99.5 to AOL Time Warner's Registration Statement on Form S-4 filed on February 11, 2000 (SEC File No. 333-30184)).

99.4        Consent of R.E. Turner to be named a director.

99.5        Consent of Gerald M. Levin to be named a director.

99.6 Consent of Robert W. Pittman to be named a director (which is incorporated herein by reference to Exhibit 99.8 to AOL Time Warner's Registration Statement on Form S-4 filed on February 11, 2000 (SEC File No. 333-30184)).

99.7        Consent of Richard D. Parsons to be named a director.

99.8 Consent of Kenneth J. Novack to be named a director (which is incorporated herein by reference to Exhibit 99.12 of Amendment
            No. 3 to AOL Time Warner's Registration Statement on Form S-4 filed on May 18, 2000 (SEC File No. 333-30184)).

99.9        Consent of Stephen F. Bollenbach to be named a director.

99.10       Consent of Carla A. Hills to be named a director.

99.11       Consent of Reuben Mark to be named a director.

99.12       Consent of Michael A. Miles to be named a director.

99.13       Consent of Francis T. Vincent, Jr. to be named a director.